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THISTLE GROUP HOLDINGS, CO.
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(Name of Registrant as Specified In Its Charter)

Jewelcor Management, Inc.
100 N. Wilkes-Barre Blvd., 4th Floor
Wilkes-Barre, PA 18702

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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               ATTENTION!
Fellow Thistle / Roxborough Manayunk Bank Shareholders

From: The Committee to Maximize Shareholder Value


STOP! - LOOK! - READ!

STOP - When you receive your Thistle Group Holdings, Co.  proxy
            material...STOP! DO NOT sign and return management's white proxy card.

LOOK - In a few days, LOOK for additional proxy material from The Committee to Maximize Shareholder Value. The
       Committee's proxy material will contain our plan to enhance shareholder value and a BLUE proxy card.

READ - Please READ the information The Committee has provided concerning the dismal performance of our Company.

We care about the value of the stock

The Committee to Maximize Shareholder Value cares because it owns 5.49% or 362,176 shares of stock and has nominated two outstanding individuals who are committed to one goal . . . SELLING THE BANK to the highest bidder. This year you have the opportunity to make a difference. It may be our last chance!


What are the Board of Directors afraid of?

After their original notification, the Board of Directors of Thistle has attempted to obstruct the Committee's proxy solicitation by changing the date of the Annual Meeting to two weeks earlier and amending Thistle's By-laws in order to disadvantage the shareholders.

Let the Shareholders speak!

The Committee is determined to tell its' story to all Shareholders. We will not allow underhanded legal manipulation by the Board to deter us. Let the Shareholders speak and decide whom they want to represent them on Thistle's Board.

Your vote does matter!

Please . . . STOP, LOOK and READ our proxy material before you cast your vote. You will receive the Committee's proxy material and BLUE proxy card shortly. Time is of the essence. We urge you to review our material and then sign and return the BLUE proxy card immediately.



You can bring a positive change to Thistle, which, we are sure you will agree, is long overdue.

Sincerely;
The Committee to Maximize Shareholder Value



Seymour Holtzman                                     James A. Mitarotonda
561-672-4713

P.S. You may also call our proxy soliciting firm D.F. King & Co. at 800-488-8095, if you have any questions.